Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 30, 2012, among AAR CORP., a Delaware corporation (the “Company”), the Existing Guarantors as set forth on Schedule A hereto (the “Existing Guarantors”) and the Additional Guarantors as set forth on Schedule B hereto (the “Additional Guarantors” and together with the Existing Guarantors, the “Guarantors”), each Guarantor being a subsidiary of the Company, and U.S. Bank National Association, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Existing Guarantors party thereto have heretofore executed and delivered an Indenture, dated as of January 23, 2012 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance by the Company of its 7¼% Senior Notes due 2022;

WHEREAS, the Company desires to add Additional Guarantors as parties to the Indenture in order to facilitate registration of Notes issued thereunder;

WHEREAS, Section 9.1 of the Indenture provides that Guarantors may be added to the Indenture through the execution and delivery of a supplemental indenture pursuant to which such Additional Guarantors shall, subject to Article 10 of the Indenture, unconditionally guarantee Notes on the terms and conditions set forth therein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree as follows for the equal and ratable benefit of the Holders as follows:

ARTICLE 1
DEFINITIONS

Section 1.1            Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2
AGREEMENT TO GUARANTEE

Section 2.1            Agreement to be Bound.  Each Additional Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

Section 2.2            Guarantee.  Each Additional Guarantor agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Guaranteed Obligations pursuant to, and in accordance with, Article 10 of the Indenture.

Section 2.3            German Guarantor.

(a)           Notwithstanding anything to the contrary in the Indenture but subject to Section 2.3(c) through 2.3(f) below, the Note Guarantee of Telair International GmbH (the “German Guarantor”) shall not be enforced against the German Guarantor to the extent that either as of the date of this Supplemental Indenture or as of the time of enforcement of such Note Guarantee, such enforcement would have or has the effect of:

(i)           reducing the German Guarantor’s net assets (Nettovermögen) (the “Net Assets”) to an amount less than its stated share capital (Stammkapital) at the respective point of time, or

(ii)          if the German Guarantor’s Net Assets are already less than its stated share capital, causing such amount to be further reduced,

thereby reducing the German Guarantor’s assets which are required for the obligatory preservation of its stated share capital according to §§ 30, 31 German Act on Limited Liability Companies (GmbH-Gesetz) (“GmbH-Act”) (a “Capital Impairment”); or

(iii)         resulting in an unlawful payment by the German Guarantor within the meaning of § 64 sentence 3 of the GmbH-Act (“Liquidity Impairment” and, together with Capital Impairment, a “Limitation on Enforcement” or “Limitation Event”).

For the purpose of determining whether a Limitation Event has occurred, any recourse claim (Rückgriffsanspruch) in the meaning of § 30 para. 1 sent. 2 GmbH-Act which the German Guarantor has, or would acquire as a result of the enforcement of the guarantee, shall be taken into account to the extent that such recourse claim is valuable (werthaltig) (“Recourse Claim”).  To the extent that there is such Recourse Claim, no Limitation on Enforcement applies.

(b)           “Net Assets” means the company’s assets (section 266 sub-section (2) of the German Commercial Code (Handelsgesetzbuch) (“HGB”)), less the aggregate of (i) its liabilities (section 266 para. 3 B, C, D and E of the German Commercial Code) and (ii) any amount that may not be distributed due to a statutory restriction on distribution (gesetzliches Ausschüttungsverbot).  The value of the Net Assets shall be determined in accordance with generally accepted accounting principles in Germany consistently applied by the German Guarantor in preparing its unconsolidated balance sheets (Jahresabschluss according to § 42 GmbH-Act, §§ 242, 264 HGB) in the previous years and based on jurisprudence applicable to the calculation of distributable assets under §§ 30, 31 GmbH-Act from time to time but shall be adjusted as follows:

(i)           the amount of any increase of the stated share capital (Erhöhung des Stammkapitals) after the date of this Supplemental Indenture (1) out of retained earnings (Kapitalerhöhung aus Gesellschaftsmitteln) or (2) to the extent that it is not fully paid up, shall be deducted from the stated share capital;

(ii)          loans received by the German Guarantor from any of its (direct or indirect) shareholders which are subordinated within the meaning of § 39 para. 1 no. 5 or § 39 para. 2 of the German Insolvency Code (Insolvenzordnung) (contractually or by law);

(iii)         loans and other contractual liabilities incurred by the German Guarantor in violation of the provisions of the Indenture to the extent imputable (als schuldhaft zurechenbar) to the managing director(s) of the German Guarantor as a wilful or grossly negligent breach of contract, shall be disregarded;

(iv)         the costs of the Auditors’ Determination (as defined below) and any cost incurred in context of its obligations pursuant to paragraphs (c) through (e) below, shall be taken into account either as a reduction of assets or as an increase of liabilities.

(c)           The limitations set out in paragraph (a) above only apply if within ten (10) Business Days following any payment demand under the guarantee by the Trustee (“Payment Demand”), the managing director(s) (Geschäftsführer) of the German Guarantor have confirmed in writing to the Trustee (i) the amount of the German Guarantor’s Net Assets and/or liquidity status, as the case may be, and (ii) that and to what extent the demanded payment would lead to the occurrence of a Limitation Event (the “Management Determination”).

(d)           Following the Trustee’s receipt of the Management Determination, the German Guarantor shall deliver to the Trustee within twenty (20) Business Days of a written request from the Trustee an up-to-date balance sheet and/or liquidity status, as the case may be, of the German Guarantor, drawn-up by an auditor of international standard and reputation appointed by the German Guarantor (in case of a Capital Impairment together with a detailed calculation of the amount of the Net Assets of the company taking into account the adjustments and obligations set forth in paragraph (b) above) and the amount that could be enforced avoiding a Limitation Event (the “Auditors’ Determination”). The Auditors’ Determination shall be prepared as of the date of the enforcement of the guarantee. The Trustee shall then be entitled to enforce the guarantee in an amount which would, in accordance with the Auditor’s Determination, not result in a Limitation Event.

(e)           The German Guarantor shall within three (3) months after receipt of the Payment Demand and of a written request from the Trustee realize, to the extent legally permitted and commercially reasonable, any and all of its assets that are (i) shown in the balance sheet with a book value (Buchwert) that is substantially lower than the market value of the assets and (ii) not required for continuing its business, if, as a result of the enforcement of the guarantee, a Limitation Event would occur.  After the expiry of such three (3) month period the German Guarantor shall, within ten (10) Business Days, notify the Trustee of the amount of the proceeds from the sale and submit a statement setting forth a new calculation of the amount of the Net Assets and/or liquidity status, as the case may be, of the German Guarantor taking into account such proceeds.  Such calculation shall, upon the Trustee’s request, be confirmed by the auditors referred to in paragraph (d) above within a period of twenty (20) Business Days following the request.

(f)            The restrictions set forth in paragraph (a) above shall not apply, if and to the extent:

(i)           the German Guarantor has failed to comply with its obligations pursuant to paragraphs (c) through (e) above despite having been requested so to comply; or

(ii)          the Note Guarantee does not or no longer secures liabilities of the German Guarantor’s direct or indirect shareholder(s) or its affiliated companies (verbundene Unternehmen) within the meaning of § 15 of the German Stock Corporation Act (Aktiengesetz) (other than Subsidiaries of the German Guarantor) and does not secure funds which are on-lent to the German Guarantor or its Subsidiaries.

Section 2.4            Norwegian Guarantor.  Notwithstanding anything to the contrary in the Indenture, the obligations and liabilities of Nordisk Aviation Products AS (the “Norwegian Guarantor”) as a Guarantor incorporated in Norway shall be limited to the extent a Norwegian guarantor is required to comply with the mandatory provisions set out in sections 8-7, 8-10 and/or section 8-11 cf. sections 1-3 and 1-4, or any other provisions in Chapter 8 III of the Norwegian Private Limited Companies Act (as amended) (the “Norwegian Companies Act”), regulating unlawful financial assistance and restrictions on a Norwegian private limited liability company’s ability to provide or grant loans, including intra-group loans, guarantees and/or several liability undertakings, as well as the provision and granting of security in favor of other group companies or its shareholder and their closely related parties.  The obligations of the Norwegian Guarantor under its Note Guarantee shall always be interpreted so as to make the Norwegian Guarantor liable to the fullest extent permitted by the Norwegian Companies Act, but in no event shall such Note Guarantee cover debt or other liabilities incurred in respect of the acquisition of shares in the Norwegian Guarantor or its direct or indirect parent companies.  Said limitations of the liabilities and obligations of the Norwegian Guarantor may have the effect of reducing the amount of the obligations and liabilities subject to its Note Guarantee to zero.

Section 2.5            Swedish Guarantor.  Notwithstanding anything to the contrary in the Indenture, the obligations and liabilities of Telair International AB incurred under its Note Guarantee shall not include any obligations and liabilities to the extent they would constitute unlawful distribution of assets within the meaning of Chapter 17 Sections 1-4 (or its equivalent from time to time) of the Swedish Companies Act 2005 (Sw. Aktiebolagslagen (2005:551)).

ARTICLE 3
MISCELLANEOUS

Section 3.1            Execution and Delivery.  Each Additional Guarantor agrees that the Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Note Guarantee.

Section 3.2            Benefits Acknowledged.  Each Additional Guarantor’s Note Guarantee is subject to the terms and conditions set forth in the Indenture.  Each Additional Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

Section 3.3            Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 3.4            Severability.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.5            Release.  Each Additional Guarantor’s Note Guarantee shall be released as set forth in Section 10.6 of the Indenture.

Section 3.6            No Recourse Against Others.  Pursuant to Section 11.7 of the Indenture, no director, officer, employee, incorporator or stockholder of any Additional Guarantor shall have any liability for any obligations of the Additional Guarantor under the Notes, the Indenture, this Supplemental Indenture, the Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. This waiver and release are part of the consideration for the Note Guarantee.

Section 3.7            Governing Law.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

Section 3.8            Waiver of Jury Trial.  EACH ADDITIONAL GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.9            Counterparts.  The parties may sign any number of copies of this Supplemental Indenture (including by electronic transmission).  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 3.10          Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.11          Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Additional Guarantors and the Company.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

AAR CORP.

By:	/s/ Timothy J. Romenesko
	Name:	Timothy J. Romenesko
	Title:	President and Chief Operating Officer

U.S. BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Grace A. Gorka
	Name:	Grace A. Gorka
	Title:	Vice President

AAR AIRCRAFT & ENGINE SALES & LEASING, INC.

By:	/s/ Timothy J. Romenesko
	Name:	Timothy J. Romenesko
	Title:	President

AAR INTERNATIONAL FINANCIAL SERVICES, L.L.C.

By:	/s/ Timothy J. Romenesko
	Name:	Timothy J. Romenesko
	Title:	President

AAR/SSB II, LLC

By:	/s/ Timothy J. Romenesko
	Name:	Timothy J. Romenesko
	Title:	President

[Signature Page to Supplemental Indenture]

AARIFS (304) LLC

By:	/s/ Dany Kleiman
	Name:	Dany Kleiman
	Title:	Chief Executive Officer

AARIFS (315) LLC

By:	/s/ Dany Kleiman
	Name:	Dany Kleiman
	Title:	Chief Executive Officer

AARIFS (662) LLC

By:	/s/ Dany Kleiman
	Name:	Dany Kleiman
	Title:	Chief Executive Officer

AARIFS (23734) LLC

By:	/s/ Dany Kleiman
	Name:	Dany Kleiman
	Title:	Chief Executive Officer

AARIFS (23779) LLC

By:	/s/ Dany Kleiman
	Name:	Dany Kleiman
	Title:	Chief Executive Officer

AARIFS (23780) LLC

By:	/s/ Dany Kleiman
	Name:	Dany Kleiman
	Title:	Chief Executive Officer

[Signature Page to Supplemental Indenture]

AARIFS (24750) LLC

By:	/s/ Dany Kleiman
Name: Dany Kleiman
Title: Chief Executive Officer

AARIFS (25092) LLC

By:	/s/ Dany Kleiman
Name: Dany Kleiman
Title: Chief Executive Officer

AARIFS (25093) LLC

By:	/s/ Dany Kleiman
Name: Dany Kleiman
Title: Chief Executive Officer

AARIFS A320 LLC

By:	/s/ Dany Kleiman
Name: Dany Kleiman
Title: Chief Executive Officer

AARIFS (342) LLC

By:	/s/ Dany Kleiman
Name: Dany Kleiman
Title: Chief Executive Officer

AARIFS (290) LLC

By:	/s/ Dany Kleiman
Name: Dany Kleiman
Title: Chief Executive Officer

[Signature Page to Supplemental Indenture]

AAR AIRCRAFT SERVCIES, INC.

By:	/s/ Timothy J. Romenesko
Name: Timothy J. Romenesko
Title: President

AVIATION MAINTENANCE STAFFING, INC.

By:	/s/ Timothy J. Romenesko
Name: Timothy J. Romenesko
Title: President

AAR AIRLIFT GROUP, INC.

By:	/s/ Randy J. Martinez
Name: Randy J. Martinez
Title: President and Chief Executive Officer

AAR LANDING GEAR LLC

By:	/s/ Timothy J. Romenesko
Name: Timothy J. Romenesko
Title: President

AAR INTERNATIONAL, INC.

By:	/s/ Timothy J. Romenesko
Name: Timothy J. Romenesko
Title: President

AAR AUSTRALIA, L.L.C.

By:	/s/ Timothy J. Romenesko
Name: Timothy J. Romenesko
Title: President

[Signature Page to Supplemental Indenture]

AAR JAPAN, INC.

By:	/s/ Timothy J. Romenesko
Name: Timothy J. Romenesko
Title: President

AIRINMAR HOLDINGS LIMITED

By:	/s/ Timothy J. Romenesko
Name: Timothy J. Romenesko
Title: Director

AIRINMAR GROUP LIMITED

By:	/s/ Timothy J. Romenesko
Name: Timothy J. Romenesko
Title: Director

AIRINMAR LIMITED

By:	/s/ Timothy J. Romenesko
Name: Timothy J. Romenesko
Title: President

TELAIR INTERNATIONAL GmbH

By:	/s/ Axel Hauner
Name: Axel Hauner
Title: President & Managing Director

TELAIR INTERNATIONAL AB

By:	/s/ Anders Helmner
Name: Anders Helmner
Title: President and CEO

[Signature Page to Supplemental Indenture]

NORDISK AVIATION PRODUCTS AS

By:	/s/ Frode Ljoterud
Name: Frode Ljoterud
Title: President and CEO

AAR MANUFACTURING, INC.

By:	/s/ Timothy J. Romenesko
Name: Timothy J. Romenesko
Title: President

BROWN INTERNATIONAL CORPORATION

By:	/s/ Timothy J. Romenesko
Name: Timothy J. Romenesko
Title: President

EP AVIATION, LLC

By:	/s/ Randy J. Martinez
Name: Randy J. Martinez
Title: President and Chief Executive Officer

SUMMA TECHNOLOGY, INC.

By:	/s/ Timothy J. Romenesko
Name: Timothy J. Romenesko
Title: President

AAR PARTS TRADING, INC.

By:	/s/ Timothy J. Romenesko
Name: Timothy J. Romenesko
Title: President

[Signature Page to Supplemental Indenture]

AAR POWER SERVICES, INC.

By:	/s/ Timothy J. Romenesko
Name: Timothy J. Romenesko
Title: President

AAR ALLEN SERVICES, INC.

By:	/s/ Timothy J. Romenesko
Name: Timothy J. Romenesko
Title: President

[Signature Page to Supplemental Indenture]

Schedule A

Existing Guarantors

AAR Aircraft & Engine Sales & Leasing, Inc.	AAR International Financial Services, L.L.C

AAR/SSB II, LLC	AAR Manufacturing, Inc.

AARIFS (315) LLC	AARIFS (304) LLC

AARIFS (23734) LLC	AARIFS (23779) LLC

AARIFS (23780) LLC	AARIFS (24750) LLC

AARIFS (25092) LLC	AARIFS (25093) LLC

AARIFS A320 LLC	AARIFS (342) LLC

AARIFS (290) LLC	AAR Aircraft Services, Inc.

Aviation Maintenance Staffing, Inc.	AAR Airlift Group, Inc.

AAR Landing Gear LLC	AAR International, Inc.

AAR Australia, L.L.C.	AAR Japan, Inc.

Brown International Corporation	EP Aviation, LLC

Summa Technology, Inc.	AAR Parts Trading, Inc.

AAR Power Services, Inc.	AAR Allen Services, Inc.

Schedule B

Additional Guarantors

AARIFS (662) LLC	Airinmar Holdings Limited

Airinmar Group Limited	Airinmar Limited

Telair International GmbH	Telair International AB

Nordisk Aviation Products AS